As filed with the Securities and Exchange Commission on June 30, 1998
                                               Registration No. 333-_______

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                             TRICORD SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                 DELAWARE                          41-1590621
        (State or otherjurisdiction            (I.R.S. Employer
     of incorporation or organization)        Identification No.)

                             _____________________


                     2905 NORTHWEST BOULEVARD, SUITE 20
                          PLYMOUTH, MINNESOTA 55441
                              (612) 557-9005
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             _____________________

                             TRICORD SYSTEMS, INC.
                           1998 STOCK INCENTIVE PLAN

                             TRICORD SYSTEMS, INC.
                     1998 NON-EMPLOYEE DIRECTOR STOCK PLAN

                           (Full title of the plans)
                            ______________________

                              JOHN J. MITCHAM
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           TRICORD SYSTEMS, INC.
                    2905 NORTHWEST BOULEVARD, SUITE 20
                         PLYMOUTH, MINNESOTA 55441
                              (612) 557-9005
           (Name and address, including zip code, and telephone
            number, including area code, of agent for service)
                           _________________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                         _____________________________
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE       PROPOSED MAXIMUM      AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED          REGISTERED(1)     OFFERING PER SHARE(2)       PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share (3)       1,887,240 shares          $1.16             $2,189,198.40          $650.00
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Tricord Systems, Inc. 1998 Stock Incentive Plan and the Tricord Systems, Inc. 1998 Non-Employee Director Stock Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on June 25, 1998 of $1.16 per share, as reported by the Nasdaq National Market.

(3) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A Junior Preferred Stock, par value $.01 per share (a "Right").
-------------------------------------------------------------------------------

                                    PART II

                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Tricord Systems, Inc. (the "Company" or the "Registrant") (File No. 0-21366) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended December 31, 1997; (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description (File No. 0-21366); and (5) the description of the Rights contained in the Company's Registration Statement on Form 8-A (File No. 0-21366), including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The consolidated financial statements and financial statement schedule of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in such firm's reports thereon, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The consolidated financial statements and financial statement schedule audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

ITME 4. DESCRIPTION OF SECURITIES.

      Not applicable; the Company's Common Stock, including the Rights, to be offered pursuant to this Registration Statement has been registered under
Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act.

      Article VIII of the Company's Bylaws and Article VIII of the Company's Certificate of Incorporation provides (a) for indemnification of the Company's officers and directors to the full extent allowed by Delaware law and (b) that the Company's directors do not have personal liability to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article VIII of the Bylaws and Article VIII of the Certificate of Incorporation, directors do not have any personal liability to the Company or its stockholders for any violation of their fiduciary duty.

      The Company has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Company.

      The Company has entered into indemnification agreements (collectively, the "Indemnification Agreements") with certain of its directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The Indemnification Agreements require the Company, among other things, to indemnify such directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers (other than liabilities arising from certain claims initiated by the director or executive officer, claims made not in good faith to enforce or interpret the indemnification agreement and liabilities arising under Section 16(b) of the Exchange Act) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that the Indemnification Agreements are necessary to attract and retain qualified persons as directors and executive officers.

      The foregoing represents a summary of the general effect of the DGCL, the Company's Bylaws and Certificate of Incorporation, the Company's directors and officers liability insurance coverage and the Indemnification Agreements for purposes of general description only.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable; no securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

4.1(1)         Certificate of Incorporation.

4.2(1)         Bylaws.

4.3(1)         Specimen form of the Company's Common Stock certificate.

4.4(2) Rights Agreement, dated as of October 25, 1994, between the Company and Norwest Bank Minnesota, N.A.

5.1(3)         Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1           Consent of Oppenheimer Wolff & Donnelly LLP (included in
                Exhibit 5.1).

23.2(3)        Consent of Independent Accountants.

-------------------------

(1) Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-48733).

(2) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 0-21366).

(3)  Filed herewith electronically.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on June 29, 1998.


                              TRICORD SYSTEMS, INC.

                              By: /s/ John J. Mitcham
                                 ------------------------------
                                  John J. Mitcham
                                  President, Chief Executive Officer and
                                  Director (Principal Executive Officer
                                  and Principal Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 29, 1998 in the capacities indicated.

Signature                         Title
------------                      ------
/s/ Jeff A. Stewart               Vice President and Controller
------------------------------    (Principal Accounting Officer)
Jeff A. Stewart

/s/ Yuval Almog                   Chairman of the Board, Director
------------------------------
Yuval Almog

/s/ Donald L. Lucas               Director
------------------------------
Donald L. Lucas

/s/ Tom R. Dillon                 Director
------------------------------
Tom R. Dillon

                       INDEX TO EXHIBITS

ITEM NO.       DESCRIPTION                      METHOD OF FILING
--------       -----------                      ------------------

4.1          Certificate of Incorporation.       Incorporated by reference to
                                                 the exhibits to the Company's
                                                 Registration Statement on
                                                 Form S-1 (File No. 33-48733).

4.2          Bylaws.                             Incorporated by reference to
                                                 the exhibits to the
                                                 Company's Registration
                                                 Statement on Form S-1 (File
                                                 No. 33-48733).

4.3          Specimen form of the                Incorporated by reference to
             Company's Common Stock              the exhibits to the
             certificate.                        Company's Registration
                                                 Statement on Form S-1 (File
                                                 No. 33-48733).

4.4          Rights Agreement, dated             Incorporated by reference to
             as of October 25, 1994,             Exhibit 1 to the Company's
             between the Company and             Registration Statement on
             Norwest Bank Minnesota,             Form 8-A (File No. 0-21366).
             N.A.

5.1          Opinion and Consent of              Filed herewith electronically.
             Oppenheimer Wolff &
             Donnelly LLP.

23.1         Consent of Oppenheimer              Included in Exhibit 5.1.
             Wolff & Donnelly LLP.

23.2         Consent of Independent              Filed herewith electronically.
             Accountants.